UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-09305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01 Other Events.

On September 4, 2018, Stifel Financial Corp. (the “Company”) announced that on August 31, 2018, it completed the acquisition of Business Bancshares, Inc., and its wholly owned subsidiary, The Business Bank of St. Louis. Upon the closing of the transaction, The Business Bank of St. Louis was renamed “Stifel Bank.” A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this report not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause The Company’ actual results to differ materially from those expressed in or implied by the statements. Material factors and assumptions could cause actual results to differ materially from current expectations. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01Financial Statements and Exhibits.

Exhibit NumberDescription of Exhibit

99.1	Press release dated September 4, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: September 4, 2018	By: /s/ James M. Marischen
Name:James M. Marischen
Title:Chief Financial Officer